Exhibit 10.6

TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT is made as of this February 6, 2012 ("Effective Date") by and between Three Point Capital, LLC. ("LICENSOR"), and Mass Hysteria Entertainment ("LICENSEE") (collectively, the "PARTIES").

RECITALS

A.   In exchange for $65,000 and the issuance of five (5) Class B Units of the LICENSOR's subsidiary, FanCloucl, LLC, LICENSEE has conveyed all right, title and interest in and to certain Technology (as defined below) to LICENSOR.

B.   As part of the conveyance described above, LICENSEE demanded, and LICENSOR agreed to provide, a "license-back" of rights (on an as-is basis) to ensure that LICENSEE can practice the Technology within the field of cinema (the "Field of Use) pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows.

I.              ADDITIONAL DEFINITIONS.

A.             "Intellectual Property" means (i) all inventions, works of authorship, technology, information, know-how, materials and tools arising out of or relating to the Technology currently in existence and (ii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, database rights and other intellectual property rights and goodwill in, incorporated or embodied in, used to develop or produce or use, or related to the Technology in its current form.

B.             "Technology" shall mean the subject matter referred to in Schedule A in the form currently in existence.

2.             GRANT OF RIGHTS. LICENSOR hereby grants, and LICENSEE hereby accepts, subject to the terms and conditions of this Agreement (including the agreed upon restriction), solely within the Field of Use, an exclusive, perpetual, irrevocable, sub-licensable, worldwide license to use, copy and modify the Technology and Intellectual Property in any manner whatsoever; provided, however, any rights LICENSEE grants to any third party (e.g., sublicenses, transfer of rights, etc.) shall be restricted to being within the Field of Use only. The parties expressly intend for all rights granted hereunder to LICENSEE to survive any bankruptcy of LICENSOR under Section 365(n) of the United States Bankruptcy Code and in accordance with the express intent stated herein. LICENSEE has no obligation to update any of the Technology or Intellectual Property.

3.              CONSIDERATION. LICENSOR hereby acknowledges receipt of sufficient consideration for the rights granted herein to LICENSEE.

4.              DISCLAIMERS; OWNERSHIP; RESTRICTIONS.

A.            LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE TECHNOLOGY AND INTELLECTUAL PROPERTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR ANY PARTICULAR PURPOSE, AND WARRANTIES OF PERFORMANCE, AND ANY WARRANTY THAT MIGHT OTHERWISE ARISE FROM COURSE OF DEALING OR USAGE OF TRADE. NO WARRANTY IS EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE USE OF THE SOFTWARE. UNDER NO CIRCUMSTANCES SHALL LICENSOR BE LIABLE FOR INCIDENTAL, SPECIAL, INDIRECT, DIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR RELATED EXPENSES WHICH MAY ARISE FROM USE OF SOFTWARE, INCLUDING BUT NOT LIMITED TO THOSE RESULTING FROM DEFECTS IN SOFTWARE, OR LOSS OR INACCURACY OF DATA OF ANY KIND. TO THE FULLEST EXTENT PERMITTED BY LAW, THE TECHNOLOGY AND INTELLECTUAL PROPERTY IS BEING LICENSED HEREUNDER BY LICENSE TO LICENSEE ON AN "AS IS" AND "WITH ALL FAULTS" BASIS.

B.             Ownership. LICENSEE further acknowledges that the Technology and Intellectual Property are the sole property of LICENSOR and LICENSEE shall not have any right, title, or interest in or to any of the foregoing except as provided in this Agreement.

C. Sublicenses. LICENSEE agrees not to sublicense any of its rights granted hereunder in contravention of any of the terms and conditions contained herein.

5.              LIMITATION OF LIABILITY

LICENSEE ACKNOWLEDGES AND AGREES THAT THE CONSIDERATION WHICH LICENSOR IS CHARGING HEREUNDER DOES NOT INCLUDE ANY CONSIDERATION FOR ASSUMPTION BY LICENSOR OF THE RISK OF LICENSEE'S CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE IN CONNECTION WITH LICENSEE'S USE OF THE SOFTWARE. ACCORDINGLY, LICENSEE AGREES THAT LICENSOR SHALL NOT BE RESPONSIBLE TO LICENSEE FOR ANY LOSS-OF-PROFIT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE LICENSING OR USE OF THE SOFTWARE. Any provision herein to the contrary notwithstanding, the maximum liability of LICENSOR to any person, firm or corporation whatsoever arising out of or in the connection with any license, use or other employment of any Software delivered to LICENSEE hereunder, whether such liability arises from any claim based on breach or repudiation of contract, warranty, tort or otherwise, shall in no case exceed $1,000.00. The parties acknowledge that the limitations set forth in this Section are integral to the amount of consideration levied in connection with the license of the Software and that, were LICENSOR to assume any further liability other than as set forth herein, such consideration would of necessity be set substantially higher.

6.             TERM AND TERMINATION. This Agreement shall commence on the Effective Date and continue in perpetuity; provided, however, either party may terminate this Agreement on thirty (30) days written notice to the other party in the event of a material breach of any provision of this Agreement by the other party, provided that, during the thirty (30) days period, the breaching party fails to cure such breach.

7.             POST TERMINATION RIGHTS. Upon the expiration or termination of this Agreement, all rights granted to LICENSEE under this Agreement shall forthwith terminate and immediately revert to LICENSOR.

8.             JURISDICTION AND DISPUTES. This Agreement shall be governed by the laws of California. All disputes hereunder shall be resolved in the applicable state or federal courts of California. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

9.         AGREEMENT BINDING ON SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.

10.           WAIVER. No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

11.           SEVERABILITY. If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

12.           INTEGRATION. This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

13.           TERMINATION OF PRIOR AGREEMENTS. That certain letter agreement dated August 3, 2011 executed by the parties is hereby terminated in its entirety. That certain confidentiality agreement signed by Britt Fletcher (but never countersigned by LICENSEE) is hereby revoked and terminated in its entirety. All provisions of, rights granted and covenants made in the aforementioned agreements are hereby waived, released and superseded in their entirety and shall have no further force or effect.

14.           COOPERATION REGARDING REVOLVE. The parties agree to cooperate fully to ensure that Resolve Market Research ("Resolve") is willing, at a minimum, to serve as a reference related to the commercial viability of the Technology and the Intellectual Property. Specifically, LICENSEE will avoid taking any steps that has a reasonable chance of alienating Resolve in any manner.

15.            COUNTERPART SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered electronically or by facsimile without requirement that wet ink oriainal signatures be exchanged by the parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have executed this Technology License Agreement as of the date first written above.

LICENSOR		LICENSEE

THREE POINT CAPITAL, LLC		MASS HYSTERIA ENTERTAINMENT

By:	/s/ David Gendron	By:	/s/ Dan Grodnick
Its:	Managing Director	Its:	CEO
Print Name:	David Gendron	Print Name:	Dan Grodnick

By:	/s/ MIchael Hanson
Its:	Managing Director
Print Name:	Michael Hanson

SCHEDULE A

All rights, title and interests in and to all intellectual property arising out of or related to the mobile application(s) (inclusive, without limitation, of all software code related thereto) and the business plan related to a "stealth mobile application" arising out of or related to any or all of the following: (a) that certain PowerPoint presentation prepared on behalf of MHE by Resolve Market Research (having file name Mass_Hysteria_Resarch_Report_-__Stealth_App_v2.pptx), (b) that certain PowerPoint presentation having file name MHTechBudget2011.ppt, (c) that certain demonstration video available at _, and (d) that certain Microsoft Word file having the file name MHblueprintcreative2011rev5.doex, which, in all cases, includes, without limitation, all ideas, designs, techniques, processes, formulas, trade secrets, inventions, discoveries, improvements, research or development and test results, specifications, data, know-how, business methods, marketing plans, other business plans, strategies, forecasts, unpublished financial information, budgets, projections, business prospects, copyrights and trademarks (inclusive of all goodwill related thereto) related thereto.

SCHEDULE A to Technology License  Agreement